As filed with the Securities and Exchange Commission on March 26, 1999
                                           Registration No. _______
                   SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C.  20549
                                FORM S-8
                         REGISTRATION STATEMENT
                                  Under
                       THE SECURITIES ACT OF 1933

                             UNI-MARTS, INC.
         (Exact name of registrant as specified in its charter)
          Delaware                              25-1311379
(State or other jurisdiction of   (I.R.S. Employer Identification No.)
incorporation or organization)
    477 East Beaver Avenue,
      State College, PA                              16801-5690
(Address of principal executive offices)             (Zip Code)

              UNI-MARTS, INC. EMPLOYEE STOCK PURCHASE PLAN
                        (Full title of the plan)

                            HENRY D. SAHAKIAN
                  Chairman and Chief Executive Officer
                             Uni-Marts, Inc.
                         477 East Beaver Avenue,
                        State College, PA  16801
                 (Name and address of agent for service)
                            (814) 234-6000
      (Telephone number, including area code, of agent for service)

                     Copy of all communications to:
                         ROBERT J. LICHTENSTEIN
                       Morgan, Lewis & Bockius LLP
                           1701 Market Street
                         Philadelphia, PA  19103
                              (215) 963-5000

                      CALCULATION OF REGISTRATION FEE
                                Proposed    Proposed
 Title of                       maximum     maximum
securities          Amount      offering    aggregate     Amount of
  to be             to be       price per   price per    registration
registered        registered    share (1)   share (1)        fee
-----------------------------------------------------------------------
Common Stock,     500,000(2)     $2.625     $1,312,500     $364.88
$.10 par value

(1) Estimated pursuant to Rule 457(h) solely for the purpose of calculating the registration fee, based upon the average of the high and low sales prices of shares of Common Stock on March 24, 1999, as reported on the American Stock Exchange.
(2) Pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also covers such additional shares as may hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or certain other capital adjustments.

                             PART I

      INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The document containing the information required to be included in
Part I of this Registration Statement will be given or sent to all persons who are eligible to participate in the Uni-Marts, Inc. Employee Stock Purchase Plan (the "Plan"), as specified by Rule 428.

                             PART II

        INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.
         ---------------------------------------
          The following documents filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") by Uni-Marts, Inc. (the "Company") are incorporated herein by reference:

          (a) The Annual Report of the Company on Form 10-K for the year ended September 30, 1998 and the Amended Annual Report of the Company on Form 10-K/A for the year ended September 30, 1998.

          (b) The Quarterly Report of the Company on Form 10-Q for the quarter ended December 31, 1998.

          (c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A/A, filed with the Commission on March 25, 1999.

          Each document filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such document. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

Item 4.   Description of Securities.
         -------------------------
          Not applicable.

Item 5.   Interests of Named Experts and Counsel.
         --------------------------------------
          Not applicable.

Item 6.   Indemnification of Directors and Officers.
         -----------------------------------------
          Section 145 of the Delaware General Corporation Law ("Section
145") permits indemnification of directors, officers, agents and controlling persons of a corporation under certain conditions and subject to certain limitations. Article THIRTEENTH of the Company's Amended and Restated Certificate of Incorporation (the "Certificate") requires the Company to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or other enterprise. The Company will indemnify any such person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In the case of an action by or in the right of the Company, no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudjed to be liable to the Company unless and only to the extent that despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. The Certificate further provides that to the extent a director, officer, employee or agent of the Company has been successful in the defense of any third-party or corporate proceeding referred to above or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses actually and reasonably incurred by him in connection therewith. The Certificate specifies the procedures for determination of entitlement to indemnification.

     In addition, Section 145 and the Certificate permit the Company to purchase and maintain insurance that protects its directors, officers, employees and agents or persons who serve in such positions for another corporation or other enterprise at the request of the Company, against any liabilities incurred in connection with their service in such position whether or not the Company would otherwise have the power to indemnify under the Certificate. The Company maintains such insurance.

     The Company has entered into indemnification agreements (the "Indemnification Agreements") with each of its directors. The Indemnification Agreements, which were approved by the Company's Board of Directors and stockholders, provide for prompt indemnification "to the fullest extent permitted by applicable law" and for the prompt advancement of expenses, including reasonable attorneys' fees and other costs and expenses incurred in connection with any action suit or proceeding in which the director is a witness or which is brought against the director in his capacity as a director, officer, employee, agent, or fiduciary of the Company or of any enterprise which the director was serving at the request of the Company. A director cannot be indemnified under the agreement if he did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company; and with respect to criminal proceedings, a director cannot be indemnified if he had reasonable cause to believe his conduct was unlawful. The agreements provide specific guidelines as to when and under what circumstances indemnification may be provided and/or expenses may be advanced, and also require that, if directors' and officers' liability insurance is maintained, each director be provided with the maximum coverage provided to any other director. Rights of directors under the Indemnification Agreements are in addition to any other rights available to them under Delaware law, directors' and officers' liability insurance, the Company's Certificate, as amended, or otherwise, but double payment is prohibited by the terms of the Indemnification Agreements. The Indemnification Agreements continue until and terminate upon the later of ten years after the date that the indemnitee shall have ceased to serve as a director of the Company of the final termination of all pending proceedings in respect of which the indemnitee is granted rights of indemnification or advancement of expenses.

Item 7.  Exemption from Registration Claimed.
         -----------------------------------
         Not applicable.

Item 8.  Exhibits.
         --------
         The following exhibits are filed as part of this Registration Statement.

Exhibit
Number         Exhibit
------         -------
  5.1          Opinion of Saul, Ewing, Remick & Saul LLP

 10.1          Uni-Marts, Inc. Employee Stock Purchase Plan

 23.1          Consent of Deloitte & Touche LLP

 23.2 Consent of Saul, Ewing, Remick & Saul LLP (included in its opinion filed as Exhibit 5.1 hereto)

 24.1 Power of Attorney (included on signature page of this Registration Statement)

Item 9.   Undertakings.
          ------------
          The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change in such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from any registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section
15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                 SIGNATURES AND POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in State College, Pennsylvania, on March 26, 1999.

                              UNI-MARTS, INC.

                                       /S/ HENRY D. SAHAKIAN
                              By: ------------------------------------
                                  Henry D. Sahakian
                                  Chairman of the Board
                                  (Principal Executive Officer)

                                      /S/ J. KIRK GALLAHER
                              By: ------------------------------------
                                  J. Kirk Gallaher
                                  Executive Vice President and
                                  Chief Financial Officer
                                  (Principal Accounting Officer)
                                  (Principal Financial Officer)

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

     EACH PERSON IN SO SIGNING ALSO MAKES, CONSTITUTES AND APPOINTS HENRY D. SAHAKIAN AND J. KIRK GALLAHER, AND EACH OF THEM ACTING ALONE, HIS TRUE AND LAWFUL ATTORNEY-IN-FACT, WITH FULL POWER OF SUBSTITUTION, TO EXECUTE AND CAUSE TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, ANY AND ALL AMENDMENTS AND POST-EFFECTIVE AMENDMENTS TO THIS REGISTRATION STATEMENT, WITH EXHIBITS THERETO AND OTHER DOCUMENTS IN CONNECTION THEREWITH, AND HEREBY RATIFIES AND CONFIRMS ALL THAT SAID ATTORNEY-IN-FACT OR HIS SUBSTITUTE OR SUBSTITUTES MAY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF.

         Name                        Capacity                    Date



/S/ HENRY D. SAHAKIAN       Chairman of the Board             March 26, 1999
------------------------    (principle executive officer)
Henry D. Sahakian


/S/ J. KIRK GALLAHER        Executive Vice President,         March 26, 1999
------------------------    Director and Chief Financial
J. Kirk Gallaher            Officer (principal financial
                            and accounting officer)

------------------------
M. Michael Arjmand          Director


/S/ HERBERT C. GRAVES
------------------------
Herbert C. Graves           Director                          March 26 , 1999


/S/ STEPHEN B. KRUMHOLZ
------------------------
Stephen B. Krumholz        Director                           March 26, 1999


/S/ DANIEL D. SAHAKIAN
------------------------
Daniel D. Sahakian          Director                          March 26, 1999


/S/ GEROLD C. SHEA
------------------------
Gerold C. Shea             Director                           March 26, 1999

                         UNI-MARTS, INC.
                REGISTRATION STATEMENT ON FORM S-8

                          EXHIBIT INDEX



Exhibit
Number         Exhibit
-------        -------
  5.1          Opinion of Saul, Ewing, Remick & Saul LLP

 10.1          Uni-Marts, Inc. Employee Stock Purchase Plan

 23.1          Consent of Deloitte & Touche LLP

 23.2 Consent of Saul, Ewing, Remick & Saul LLP (included in its opinion filed as Exhibit 5.1 hereto)

 24.1 Power of Attorney (included on signature page of this Registration Statement)